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                                                                      EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                          Re: Proxy Statement/Joint Prospectus
                                          of
                                             Peter Kiewit Sons', Inc. and
                                             PKS Holdings, Inc. on Form S-4


We are aware that our reports dated October 9, 1997 on our review of the pro forma consolidated condensed balance sheets and statements of operations of Peter Kiewit Sons', Inc., and the pro-forma condensed balance sheets and statements of operations of Kiewit Construction and Mining Group, a business group of Peter Kiewit Sons', Inc. as of June 30, 1997 and for the six months then ended are included in the above-referenced proxy statement/joint prospectus on Form S-4. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Coopers & Lybrand L.L.P.


Omaha, Nebraska
November 5, 1997